Exhibit 99.1

Stefanie Powers
Beverly Hills, CA  90210

May 9, 2009

Anthony Harrison, Chairman of the Board
Astrata Group Incorporated
940 South Coast Drive
Costa Mesa, CA  92626

Dear Tony:

As you are aware for some time my personal, professional and charitable commitments have made it increasing difficult for me to fully participate in the Board activities at Astrata.

As I see little prospect of these commitments reducing over the next few years I have, after carefully consideration and with some reluctance, decided that I should resign from the Board of Astrata Group Incorporated.

I am therefore writing this letter to tender my immediate resignation from the Board.

I will not make direct contact with the other Board members to advise them of my decision but would ask that when you notify them please be sure you pass on my very best wishes to each and every one.

Also please pass on my personal thank everyone for their efforts over recent years in achieving the growth of Astrata in Asia, Europe and Africa.  They can all be proud.

I look forward to learning of continued Astrata successes over many years yet to come.

With Very Best Regards,

/s/ STEFANIE POWERS
Stefanie Powers